Exhibit 99.2

Calgon Carbon Corporation3Q 2016 Earnings Presentation  November 3, 2016

Safe Harbor Statement  This presentation contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding the acquisition of the assets and business of the wood-based activated carbon, reactivation and mineral-based filtration media business of CECA, a subsidiary of Arkema Group (the Activated Carbon and Filter Aid Business), future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included herein and in the Company’s most recent Annual Report on Form 10-K pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein, including, without limitation, the Company’s ability to successfully integrate the Activated Carbon and Filter Aid Business and achieve the expected results of the acquisition, including any expected synergies and the expected accretion to earnings. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Some of the factors that could affect future performance of the Company are changes in or delays in the implementation of regulations that cause a market for our products, higher energy and raw material costs, costs of imports and related tariffs, unfavorable weather conditions and changes in market prices of natural gas relative to prices of coal, labor relations, availability of capital and environmental requirements as they relate both to our operations and to our customers, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this presentation, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the Company’s most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the Federal securities laws of the United States.

3Q Highlights

Consolidated Sales



(Millions)
$140
$130
$120
$110
$133.0
$130.9
$120.2
$132.6
$124.0
3Q15
4Q15
1Q16
2Q16
3Q16



(Millions)
$440
$360
$280
$200
$404.1
$376.8
YTD 2015
YTD 2016

Diluted EPS



(Per share)
$0.27
$0.18
$0.09
$0.00
$0.23
$0.15
$0.11
$0.15
$0.13
3Q15
4Q15
1Q16
2Q16
3Q16



(Per share)
$0.90
$0.60
$0.30
$0.00
$0.67
$0.39
YTD 2015
YTD 2016

- 3Q Sales near the low end of expectations
  - Industrial-related sales impacted by ongoing soft economic conditions
  - Europe Drinking Water impacted by temporary operational issues at our Tipton site
- Weak industrial demand led to higher sales into lower end, more competitive markets – applying pressure on margins
- Removal of Perfluorinated Compounds (PFCs) continues to provide short-medium term opportunities for equipment and carbon
- Excitement building from the ratification of the IMO Ballast Water Convention on September 8th
- Closed on the acquisition of CECA's Activated Carbon and Filter Aid business
- Average anti-dumping tariff rate applied to steam-activated carbon (imported into the U.S. from China) increased from $0.47/lb. to $0.62/lb.

CalgonCarbon Pure Water. Clean Air. Better World.

© Calgon Carbon Corporation 2016 | Slide 3

3Q Operational Review

Industrial Processes

- Global industrial markets remain soft for activated carbon and services

Environmental Water

- Wastewater treatment and project demand from Industrial-sector customers continues to be slow
- Post-IMO Convention ratification, monthly quote activity for ballast water systems is approaching three times recent pre-ratification levels
- U.S. Coast Guard (USCG) continues to provide extensions (10,500 +) for ballast water treatment compliance
- Based on preliminary testing, we believe we will secure USCG Type Approval with only minor modifications to our existing products

Environmental Air

- Solid quarter for mercury removal sales as expected
- High performance products for mercury removal continue to provide competitive advantage

Potable Water

- Won six jobs totaling $5.6 million for the removal of PFCs from drinking water in the U.S.
  - Our Filtrasorb coal-based GAC has been shown to provide superior performance for the removal of PFCs versus other carbons and technologies
- Shipped 2.5 million pounds of GAC to a drinking water treatment facility project in Hong Kong

Food and Beverage

- Globally, activated carbon demand remains stable

Specialty Carbons

- Stronger demand for outsourced metals recovery activated carbon products in the Americas
- Increased sales of respirator carbon products in Asia

CalgonCarbon Pure Water. Clean Air. Better World.

© Calgon Carbon Corporation 2016 | Slide 4

Mercury Customer: Expiration of high sales / high margin legacy flue gas contractProduct / Customer Mix: Current economic conditions resulting in lower demand for higher value products; most new “opportunistic” sales have been into low-end, more competitive marketsAcquisition related costs of $0.6 million in Q3 - - $3.5 million YTD  Income Statement Highlights

(Millions)  9/30/2016  9/30/2015  Cash  $57.2  $55.3  Receivables  $85.7  $98.6  Inventory  $114.4  $108.3  Debt  $102.3  $102.8  Total Capitalization   $504.1  $508.2  Balance Sheet Metrics   Q3 2016  Q3 2015  Receivables - Days Sales Outstanding  61.6  66.0  Inventory Turnover Days  123.4  113.9  Working Capital as a % of Sales  27.6%  24.8%  Debt/Total Capitalization  20.3%  20.2%  Balance Sheet Highlights

(Millions)  YTD Sept 2016  YTD Sept 2015  (Millions)  $52.2M  Operating Cash Flow Comparison   $53.0M

YTD Sept 2016  YTD Sept 2015  (Millions)  (Millions)  (1)   Primarily net debt repayments  (2)   Uses of Cash Comparison    (2) Primarily net borrowings

4Q Outlook

Consolidated Sales [1]	
3Q 2016	3Q '16 to 4Q '16 Δ
$124.0 M	2% - 5% higher

- Expect 4Q sales to increase 2% to 5% from 3Q due primarily to strong potable water business driven by PFC projects
  - Anticipate continued soft demand in Industrial markets
  - Mercury removal sales expected to be at or better than 3Q due to new business gained in 2Q and 3Q
  - Includes negative currency translation of $0.5 to $1.0 million

(1) *Excludes post-closing contribution from the acquisition*

Other 4Q '16 Outlook Elements [1]

Net sales less the cost of products sold (excluding D&A) as a percentage of net sales – Benefit from improved customer / product mix	31% - 33%
Depreciation and amortization	In line with 3Q
SG&A, excluding costs related to the acquisition	16% -17% of sales
Effective tax rate	33.5% - 34.5%

Estimated 4Q Impact of the Acquisition

- Anticipated contribution to sales of approximately $14.0 to $16.0 million
- Expect to incur $5.0 to $6.0 million in acquisition closing and related projects costs
- ~ $850 thousand of incremental interest expense vs. 3Q'16

CalgonCarbon Pure Water. Clean Air. Better World.

© Calgon Carbon Corporation 2016 | Slide 9

Focus on integrating our new business and capturing synergies Acquisition expected to add ~$100 million in incremental salesIn addition, we are focused on several areas of growth: Improved Ballast water system demand in the second half of 2017 owing to the IMO Convention entering into force on Sept. 8, 2017 Continued development of the PFC removal market Shipments under mercury removal contracts won in 2016Global industrial market conditions expected to remain soft Ongoing cost improvements expected to improve margins and lower SG&A expenses  Looking Ahead to 2017

Questions & Answers Session Randall S. Dearth Chairman, President and Chief Executive Officer James A. Coccagno Executive Vice President of Core Carbon and Services Division Stevan R. Schott Executive Vice President of Advanced Materials, Manufacturing, and Equipment Division Robert Fortwangler Senior Vice President and Chief Financial Officer